                                                                    Exhibit 21.1

                              List of Subsidiaries
                             as of December 31, 2003


         Name                                         State of Incorporation
         ----                                         ----------------------
CTI Billing Solutions Inc.                            Delaware

CTI Delaware Holdings Inc.                            Delaware

CTI Data Solutions (USA) Inc.                         Delaware

Centillion Data Systems LLC.                          Delaware

Xila Communications LLC.                              Indiana


         Name                                         Country
         ----                                         -------
CTI Data Solutions Ltd.                               United Kingdom

CTI Billing Solutions Ltd.                            United Kingdom